As filed with the Securities and Exchange Commission on February 17, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	47281 Bayside Pkwy Fremont, CA 94538 (707) 774-7000	20-4645388
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
2011 Employee Stock Purchase Plan
(Full titles of the plans)

Badrinarayanan Kothandaraman
Chief Executive Officer
c/o Enphase Energy, Inc.
47281 Bayside Pkwy
Fremont, CA 94538
(707) 774-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John H. Sellers
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share ("Common Stock")	700,000 shares	$158.53	$110,971,000	$12,107.00
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of Common Stock of Enphase Energy, Inc. (the "Registrant") that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $158.53 per share, which is 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 17, 2021, rounded up to the nearest cent.

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 700,000 shares of the Common Stock to be issued pursuant to the provisions of Registrant’s 2011 Employee Stock Purchase Plan, as amended, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s prior Form S-8s filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2012 (File No. 333-181382), March 6, 2013 (File No. 333-187057), March 24, 2014 (File No. 333-194749), March 10, 2015 (File No. 333-202630), March 9, 2016 (File No. 333-210037), March 28, 2017 (File No. 333-216986), April 2, 2018 (File No. 333-224103), March 15, 2019 (File No. 333-230314) and June 8, 2020 (File No. 333-238997) (collectively, the “Prior Form S-8s”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s filed by the Registrant with the SEC are incorporated by reference herein.

PART II

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Registrant are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 12, 2021 (File No. 001-35480); and
(b) The description of the Registrant’s Common Stock, which is contained in the registration statement on Form 8-A filed on March 28, 2012, (File No. 001-35480) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 of the Form 10-K.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number	Exhibit Title
4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.(2)
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(3)
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(4)
4.5	Amended and Restated Bylaws of the Registrant.(5)
4.6	Specimen Common Stock Certificate of the Registrant.(6)
4.7	Indenture, dated August 17, 2018, between the Registrant and U.S. Bank National Association.(7)
4.8	Indenture, dated June 5, 2019, between the Registrant and U.S. Bank National Association.(8)
4.9	Indenture, dated March 9, 2020, between the Registrant and U.S. Bank National Association.(9)
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1*	Power of Attorney (reference is made to the signature page of this Form S-8).
99.1	2011 Employee Stock Purchase Plan, as amended.(10)

* Filed herewith.

(1)Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35480), filed with the SEC on April 6, 2012, and incorporated by reference herein.
(2)Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35480), filed with the SEC on August 9, 2017, and incorporated by reference herein.
(3)Previously filed as Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35480), filed with the SEC on August 6, 2018, and incorporated by reference herein.
(4)Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35480), filed with the SEC on May 27, 2020, and incorporated by reference herein.
(5)Previously filed as Exhibit 3.5 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-174925), filed with the SEC on March 12, 2012, and incorporated by reference herein.
(6)Previously filed as Exhibit 4.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-174925), filed with the SEC on March 12, 2012, and incorporated by reference herein.
(7)Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35480), filed with the SEC on August 17, 2018, and incorporated by reference herein.
(8)Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35480), filed with the SEC on June 5, 2019, and incorporated by reference herein.
(9)Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35480), filed with the SEC on March 9, 2020, and incorporated by reference herein.
(10)Previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-35480), filed with the SEC on March 31, 2017, and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 17th day of February, 2021.

ENPHASE ENERGY, INC.

By:	/s/ BADRINARAYANAN KOTHANDARAMAN
Badrinarayanan Kothandaraman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Badrinarayanan Kothandaraman and Eric Branderiz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BADRINARAYANAN KOTHANDARAMAN	President and Chief Executive Officer (Principal Executive Officer)	February 17, 2021
Badrinarayanan Kothandaraman

/s/ ERIC BRANDERIZ	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 17, 2021
Eric Branderiz

/s/ MANDY YANG	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	February 17, 2021
Mandy Yang

/s/ STEVEN J. GOMO	Director	February 17, 2021
Steven J. Gomo

/s/ JAMIE HAENGGI	Director	February 17, 2021
Jamie Haenggi

/s/ BENJAMIN KORTLANG	Director	February 17, 2021
Benjamin Kortlang

/s/ JOSEPH MALCHOW	Director	February 17, 2021
Joseph Malchow

/s/ RICHARD MORA	Director	February 17, 2021
Richard Mora

/s/ THURMAN JOHN RODGERS	Director	February 17, 2021
Thurman John Rodgers